Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN SCIENCE AND ENGINEERING, INC.

REPORTS SECOND QUARTER FISCAL YEAR 2004 EARNINGS

BILLERICA, Mass. – October 21, 2003 – American Science and Engineering, Inc. (AMEX: ASE) (AS&E®) reported revenues of $18,179,000, operating profit of $582,000 and earnings per share of $0.06 for the second quarter (ended September 30, 2003) of fiscal year 2004. This represents a $1,244,000 increase in revenues and a $0.16 improvement in earnings per share as compared to the second quarter of the prior fiscal year.

The second quarter 2004 results reflect: (1) an increase in revenue due to increased cargo and High Energy Systems (HES) revenues; (2) increased margins due to planned cost reductions and improved service contract margins; and (3) decreased SG&A and research and development expenses.

Included in other income (expense) for the quarter ended September 30, 2003 is $192,000 in expense representing the change in the “mark to market” value during the period of the outstanding warrants issued in connection with the private placement of common stock.

Anthony Fabiano, President and CEO, commented, “This is our second consecutive profitable quarter. Cargo revenue was sustained with our ability to continue work on three Shaped Energy™ systems in the Middle East, as well as the shipment of two MobileSearch™ systems to U.S. Army Europe. Additionally, our HES Division and our Field Service operation were strong contributors. We are now working to maintain and increase profitability through aggressive cost management, increasing revenue and growing backlog. By assessing every facet of the organization, we aim to increase margins and maintain our high level of quality to continue to deliver world-class products and services to the marketplace.”

Mr. Fabiano continued, “This quarter’s increasing revenues underscore our continued success in the homeland security sector. The $11 million in orders received from the U.S. Military and the U.S. Government reflect their requirement for AS&E’s proprietary technology to support their applications for homeland defense and national security. They choose AS&E because their mission is dependent on successful detection. The combination of Z® Backscatter and transmission X-ray imaging, unique to AS&E, provides the most comprehensive threat detection capability.”

As previously announced, Anthony Fabiano, President and CEO, and Ted Owens, Executive Vice President and CFO, will host a conference call on Wednesday, October 22 at 11 a.m. ET to discuss the results and respond to questions. To participate in the call, please dial 1-800-283-8310 at least 10 minutes prior to starting time. For international participants, dial 1-706-634-0899. The conference identification number is 3551657.

An audio replay of the teleconference will be available, in its entirety, starting at 1 p.m. ET for a 48-hour period by dialing (800) 642-1687. Internationally, please dial (706) 645-9291. The conference identification number is 3551657. The replay will also be available at http://www.as-e.com/investor/investor.html following the conference.

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ABOUT AS&E®
AS&E develops and manufactures sophisticated X-ray inspection products for critical detection and security applications. These systems are solving an expanding range of inspection problems including detecting car and truck bombs, combating weapons smuggling, and imaging cargo to expose trade fraud and illegal immigration. AS&E’s patented Z® Backscatter technology detects plastic explosives, illegal drugs, and other contraband, even when artfully concealed in complex backgrounds by terrorists and smugglers. AS&E’s Shaped EnergyTM X-ray inspection systems combine material discrimination features of Z® Backscatter imaging with the penetration capability of high-energy X-rays for dense cargoes, without the problems caused by excessive radiation. AS&E’s High Energy Systems Division manufactures linear accelerators for a variety of applications including medical, scientific, security, electron beam curing and non-destructive testing. AS&E is ISO 9001:2000 registered. For more information on AS&E products and technologies, please visit http://www.as-e.com.

AS&E, MobileSearch, Z Backscatter, Z Backscatter Van, and Shaped Energy are registered trademarks or trademarks of American Science and Engineering, Inc.

For more information:

Ted Owens

American Science and Engineering, Inc.

(978) 262-8700

Safe Harbor Statement

This press release contains statements concerning AS&E’s financial performance, markets and business operations that may be considered ``forward-looking’’ under applicable securities laws. AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions or delays in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any sole-source component incorporated into AS&E’s products; litigation seeking to restrict the use of intellectual property used by the Company; potential product liability claims against the Company; global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; and the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth and future delays in federal funding. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or change in future operating results, financial condition or business over time.

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AMERICAN SCIENCE AND ENGINEERING, INC.

CONSOLIDATED FINANCIAL SUMMARY

(Dollars and shares in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
For the Quarter Ended	Sept. 30, 2003	Sept. 30, 2002	Sept. 30, 2003	Sept. 30, 2002

Net sales and contract revenue	$18,179	$16,935	$35,567	$31,853

Gross profit	5,228	3,362	10,214	6,852

Selling, general, and administrative expenses	3,370	3,776	6,933	6,948

Research and development expenses	1,276	1,657	2,464	3,523

Operating income (loss)	582	(2,071)	817	(3,619)

Other income (expense) (Note 1)	(169)	1,374	(284)	2,013

Income (loss) before provision for income taxes	413	(697)	533	(1,606)

Provision for income taxes	—	—	—	—

Net income (loss)	$413	$(697)	$533	$(1,606)

Income (loss) per common share - diluted	$0.06	$(0.10)	$0.07	$(0.25)

Shares used in income (loss) per share calculation - diluted	7,226	6,818	7,119	6,395

The results of operations reported herein may not be indicative of future financial conditions or results of future operations.

Note 1: Included in other income (expense) was $192,000 in expense in the quarter ended September 30, 2003 and $1,364,000 in income in the quarter ended September 30, 2002, representing the change in the “mark to market” value during the period of the outstanding warrants issued in connection with the private placement of common stock.

American Science & Engineering
Consolidated Balance Sheets

(Dollars in thousands)

	Sept. 30, 2003	March 31, 2003
Assets
Current assets:
Cash and cash equivalents	$11,116	$5,585
Restricted cash	1,733	1,895
Short-term investments	4,606	4,538
Accounts receivable, net of allowances of $226 at September 30, 2003 and $246 at March 31, 2003	12,872	10,499
Unbilled costs and fees, net of allowances or $437 at September 30, 2003 and March 31, 2003	5,196	4,343
Inventories	13,878	15,748
Deferred income taxes	—	—
Prepaid expenses and other current assets	1,241	822
Total current assets	50,642	43,430

Non-current assets:
Non-current deferred income taxes	—	—
Other assets	133	138
Patents and other intangibles, net of accumulated amortization of $437 at September 30, 2003 and $405 at March 31, 2003	2	34
Property and equipment, net of accumulated depreciation of $11,382 on September 30, 2003 and $10,549 at March 31, 2003	3,216	3,714
	$53,993	$47,316

Liabilities & Stockholders’ Investment
Current liabilities:
Line of credit	$—	$—
Accounts payable	4,774	5,327
Accrued salaries and benefits	1,941	1,476
Accrued warranty costs	549	535
Deferred revenue	1,825	1,928
Customer deposits	5,673	2,747
Other current liabilities	1,913	1,221
Total current liabilities	16,674	13,234

Non-current liabilities:
Warrant Liability	1,286	820
Deferred revenue	346	751
Deferred compensation	80	85
Deferred rent	32	68
Total non-current liabilities	1,744	1,724

Stockholders’ investment:
Preferred stock, no par value
Common stock, $.66-2/3 par value	4,835	4,581
Capital in excess of par value	41,201	38,780
Cumulative translation adjustment	9	—
Retained earnings	(10,470)	(11,003)
Total stockholders’ investment	35,575	32,358
	$53,993	$47,316